Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

ImmuCell Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock	457(o)
	Other	Warrants	457(o)
	Other	Rights	457(o)
	Unallocated (Universal) Shelf	--	457(o)	$20,000,000	N/A	(2)	$20,000,000	.0001476	$2,952
Total Offering Amounts							$20,000,000		$2,952
Total Fees Previously Paid
Net Fee Due									$2,952

(1)	There is being registered hereunder an unspecified number of shares of common stock, par value $.10 per share and warrants and rights exercisable for shares of common stock, as may be sold from time to time by ImmuCell Corporation (the “Registrant”). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock as shall be issuable upon the exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $20,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum offering price per unit and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specific as to each class of security pursuant to Instruction 2(A)(ii)(b) to Item 16 of Form S-3 under the Securities Act.